                                                           EXHIBIT 10.17


                          EXECUTIVE EMPLOYMENT POLICY
                          ---------------------------

It is the policy of Exodus Communications, Inc. to administer the following guidelines with respect to the employment of its Executives.

Executives
----------

An employee will be considered an Executive for purposes of this policy if they are presented a copy of this document, execute it and return it to the Company. It is the intention of this policy that employees with the following titles will be covered by this policy: CEO, President, COO, CFO, Vice President (excluding Regional Sales Vice Presidents) and certain other executive positions. A list of "Executives" actually covered by this policy will be maintained by the Company.

Stock Vesting in Connection with a Change of Control
----------------------------------------------------

Immediately prior to a change of control the Executive shall become vested in fifty percent of his then remaining unvested stock option shares.

Termination in Connection with a Change of Control
--------------------------------------------------

In the event of a Termination resulting from or related to the change of control of the Company, the Executive's then effective base salary and medical benefits will continue in accordance with the following:

     1.   CEO for 18 months,

     2.   CFO/COO for 12 months,

     3.   Vice Presidents for 6 months, or

     4.   Other Executives for 3 months.

A resignation by an Executive within sixty days after the occurrence or threatened occurrence of one or more of the following events shall be considered a "termination" under this section:

     1.   A material reduction in the Executive's job title or responsibilities;

     2. Any reduction in the Executive's base salary or any material reduction in benefits or target annual compensation; or

     3. A directive that the Executive relocate to an office located more than a thirty mile radius from the Executive's office immediately prior to the Change of Control.

Change of Control
-----------------

A Change of Control means the occurrence of any of the following events: (i) a merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation own less than fifty percent of the voting power of the surviving corporation; (ii) the sale of all or substantially all, of the assets of the Company; or (iii) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becoming the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities representing more than fifty percent of the voting power of the Company then outstanding.

Termination for Any Other Reason
--------------------------------

In the event of an Involuntary Termination other than as stated above, and not
------------------------------------------------------------------------------
for "cause," the Executive's then effective base salary and medical benefits
----
will continue in accordance with the following:

     1.   CEO for 12 months,

     2.   CFO/COO for 6 months,

     3.   Vice Presidents for 3 months, or

     4.   Other Executives for 2 months.

In addition, Employee's stock options shall continue to vest during this same period.

Voluntary Termination
---------------------

An Executive that voluntarily terminates the employment relationship does not receive any compensation, stock or benefits under this policy.

Termination for Cause
---------------------

An Executive that is terminated for "cause" does not receive any compensation, stock or benefits under this policy.

Termination for "cause" means any termination of employment by the Company due to gross misconduct, criminal behavior, breach of security or misrepresentation.

Agreement Not to Compete
------------------------

In consideration of the compensation, stock and benefits provided under this policy, and only for the duration of time covered by those payments, the Executive shall not manage, operate, control, participate in the management, operation or control of or be employed by any other person or entity which is engaged in providing services which are directly competitive with the services offered by the Company.

Release
-------

Prior to any benefits being provided under this policy the Executive, at the time of termination, must execute a Release.

In addition, the compensation, stock and benefits provided under this policy are subject to cancellation in the event that the Executive takes any action or engages in any conduct that is defamatory towards the Company.

Acknowledgement
---------------

I acknowledge that I have read this policy and there is no other agreement between me and the Company addressing these issues. I agree that any deviations to this policy must be approved by the Board of Directors.



______________________________________________
Executive's Signature


______________________________________________
Executive's Name


______________________________________________
Date

                           GRANDFATHERED PROVISIONS
                           ------------------------

     To the extent that the following benefits exceed, or obligations are in addition to, those described in the Policy, the employees listed below shall be entitled to receive such additional benefits or shall be subject to such additional obligations.

Name                     Benefit(s)
----                     ----------

Sam Mohamad              Involuntary Termination: 12 months extension of
                         then-current base compensation and 12 months vesting acceleration on all then-unvested options.

Dick Stoltz              Involuntary Termination: 9 months extension of
                         then-current base compensation.

Bob Sanford              Involuntary Termination: 6 months extension of
                         then-current base compensation and continuation of vesting for a period of 6 months in any then-unvested options.